EXHIBIT 32
CERTIFICATIONS
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Flowers Foods, Inc. (the “company”) on Form 10-K for the period ended December 29, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the company certifies, pursuant to 18 U.S.C. §. 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company as of the dates and for the periods expressed in the Report.

/s/ GEORGE E. DEESE George E. Deese Chairman of the Board, President and Chief Executive Officer

/s/ R. STEVE KINSEY R. Steve Kinsey
Senior Vice President and
Chief Financial Officer

/s/ KARYL H. LAUDER Karyl H. Lauder Vice President and Chief Accounting Officer
Date: February 27, 2008
     The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.